Exhibit 99.1

Aytu BioPharma Announces Closing of Upsized At the Market Public Offering of Common Stock with Full Exercise of Overallotment and Conference Call to Discuss First-in-Class Antidepressant EXXUA™ Opportunity and Commercialization Plan

Gross proceeds from offering total $16.6 million.

Financing led by long-term, healthcare-focused institutional investors, including Aytu’s largest shareholders Nantahala Capital Management and Stonepine Capital Management, with participation from Aytu management and new institutional shareholders.

Aytu enters the over $22 billion United States prescription major depressive disorder (“MDD”) market with the first-in-class oral selective serotonin 5HT1a receptor agonist for adults with MDD.

EXXUA has demonstrated significant improvement in depression symptoms in clinical trials involving more than 5,000 patients and, notably, the incidence of sexual side effects experienced with EXXUA was comparable to placebo.

EXXUA is expected to serve as a major growth catalyst as Aytu continues to build value for shareholders; the Company anticipates launching EXXUA in the fourth calendar quarter of 2025 as a centerpiece of its commercial efforts.

Conference call to discuss the EXXUA opportunity and commercialization plan scheduled for Wednesday, June 11, 2025, at 4:30 p.m. Eastern time.

DENVER, CO / June 9, 2025 / Aytu BioPharma, Inc. (the “Company” or “Aytu”) (Nasdaq:AYTU), a pharmaceutical company focused on commercializing novel therapeutics, today announced the closing of an upsized at the market public offering of 1,366,688 shares of common stock, par value $0.0001 per share (“Common Stock”) at a public offering price of $1.50 and 8,233,332 prefunded warrants at a public offering price of $1.4999 to purchase 8,233,332 shares of Common Stock at an exercise price of $0.0001 per share. Additionally, the underwriters have exercised in full their option to purchase an additional 1,440,000 shares of the Company’s Common Stock at the public offering price. Gross proceeds from the offering are $16.6 million before deducting underwriting discounts and commissions and offering expenses.

Net proceeds from the offering are intended for working capital, general corporate purposes and to enable the Company to exclusively commercialize EXXUA™ (gepirone) extended-release tablets (“EXXUA”), a novel, branded, United States Food and Drug Administration (“FDA”) approved treatment for MDD in the United States. Gepirone is a new chemical entity, and EXXUA is the first-in-class selective serotonin 5HT1a receptor agonist approved by the FDA for the treatment of MDD in adults. EXXUA has been extensively studied in over 5,000 patients and represents a new class of therapeutics to compete in the over $22 billion United States prescription MDD market. Importantly, EXXUA is the only antidepressant acting on serotonin receptors that does not carry label warnings about the risk of sexual dysfunction. The mechanism of the antidepressant effect of EXXUA is believed to be related to its modulation of serotonin activity and, specifically, its exclusive and strong binding affinity for 5HT1a receptors, which are key regulators of mood and emotion. EXXUA is not a selective serotonin reuptake inhibitor (“SSRI”) and has no reuptake inhibition activity. EXXUA also exhibits no significant adverse effects on weight, blood pressure, heart rate or liver function.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Conference Call Details

Date and Time: Wednesday, June 11, 2025, at 4:30 p.m. Eastern time.

Call-in Information: Interested parties can access the conference call by dialing (888) 506-0062 for United States callers or +1 (973) 528-0011 for international callers and using the participant access code 573937.

Webcast Information: The webcast will be accessible live and archived at https://www.webcaster4.com/Webcast/Page/2142/52603, and accessible on the Investors section of the Company’s website at https://investors.aytubio.com/ under Events & Presentations.

Replay: A teleconference replay of the call will be available until June 25, 2025, at (877) 481-4010 for United States callers or +1 (919) 882-2331 for international callers and using replay access code 52603.

About Aytu BioPharma

Aytu is a pharmaceutical company focused on commercializing novel therapeutics. The Company’s prescription products include EXXUA™ (gepirone) extended-release tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of major depressive disorder (MDD), Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), and a line of legacy products, including Karbinal® ER (carbinoxamine maleate), Poly-Vi-Flor® and Tri-Vi-Flor®. To learn more, please visit aytubio.com.

About EXXUA

EXXUA is a novel oral selective serotonin 5HT1a receptor agonist indicated for the treatment of major depressive disorder (MDD) in adults. EXXUA is also being developed for other psychiatric disorders.

INDICATIONS and IMPORTANT SAFETY INFORMATION for EXXUA

INDICATIONS

EXXUA is indicated for the treatment of major depressive disorder (MDD) in adults.

IMPORTANT SAFETY INFORMATION

Antidepressants increased the risk of suicidal thoughts and behaviors in pediatric and young adult patients in short-term studies. Closely monitor all antidepressant-treated patients for clinical worsening and emergence of suicidal thoughts and behaviors.

EXXUA is not approved for use in pediatric patients.

Do not take EXXUA if you:

●	are allergic to EXXUA or any of the ingredients in EXXUA.
●	have a prolonged QTc interval greater than 450 msec or congenital long QT syndrome.
●	are taking medicines known as strong CYP3A4 inhibitors. Ask your healthcare provider if you are not sure if you are taking one of these medicines.
●	have severe liver problems.
●

are taking, or have stopped taking within the last 14 days, a medicine called a monoamine oxidase inhibitor (MAOI), including the antibiotic linezolid or intravenous methylene blue. Ask your healthcare provider or pharmacist if you are not sure if you take an MAOI, including the antibiotic linezolid or intravenous methylene blue.

Do not start taking an MAOI for at least 14 days after you have stopped treatment with EXXUA.

EXXUA may cause serious side effects, including:

Changes in the electrical activity of your heart called QT prolongation. QT prolongation can cause irregular heartbeats that can be life-threatening. Your healthcare provider will check the electrical activity of your heart with a test called an electrocardiogram (ECG) and will also do blood tests to check your levels of body salts (electrolytes) before and during treatment with EXXUA. Your healthcare provider may check your electrolytes more often during treatment if you have heart failure, a slow heart rate, abnormal levels of electrolytes in your blood, or if you take other medications that can prolong the QT interval of your heartbeat.

A potentially life-threatening problem called serotonin syndrome can happen when EXXUA is taken with certain other medicines.

Manic episodes may happen in people with bipolar disorder who take EXXUA.

Please read FULL PRESCRIBING INFORMATION for EXXUA.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “anticipate,” “believe,” “expects,” “intends,” “may,” “plan,” “should,” “subject to,” “will,” “would” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding the planned use of the net proceeds of the offering. For such statements, Aytu claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Aytu’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and those factors disclosed in Aytu’s filings with the SEC, including its Annual Report on Form 10-K filed on September 26, 2024, and its Quarterly Reports on Form 10-Q. These forward-looking statements represent Aytu’s judgment as of the time of this release. Aytu disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Contacts for Investors

Ryan Selhorn, Chief Financial Officer

Aytu BioPharma, Inc.

rselhorn@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

aytu@lythampartners.com